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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Affiliated Computer Services, Inc. of our report dated July 31, 2000 except for Notes 15 and 18, as to which the date is September 13, 2000 relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Affiliated Computer Services, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference of our report dated July 31, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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Dallas, Texas
May 30, 2001